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                                             Exhibit 23-D


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to Registration Statement No. 33-59315 on Form S-4 and related Prospectus of U S WEST, Inc. and to the incorporation by reference therein of our report dated 3 July 1995 with respect to the financial statements of Mercury Personal Communications for the year ended 31 March 1995 included in the Current Report on Form 8-K of U S WEST, Inc. dated May 23, 1995, as amended by Form 8-K/A, filed with the Securities and Exchange Commission.


                                  /S/ ARTHUR ANDERSEN CHARTERED ACCOUNTANTS
                                  ARTHUR ANDERSEN
                                  Chartered Accountants and Registered Auditors


London, England,
August 11, 1995.